UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2007

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

9375 Cheasapeake Street
Suite 203
La Plata, MD 20646
(Address of Principal Executive Offices, including Zip Code)

(301) 609-8460
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

On June 8, 2007, Conmed Healthcare Management, Inc., a Delaware corporation (“Conmed” or the “Company”) announced the signing of a service contract with the County of Henrico, Virginia, near Richmond.

The contract with the County is to provide nursing and dental staffing services, as well as administrative support, from June 1, 2007 to May 31, 2008 and may be renewed for four additional one year periods upon mutual between the County and Conmed. The annual fee is approximately $2.9 million for the full year of the agreement and, Conmed currently estimates, $14.2 million if all four one-year renewal periods are exercised

Conmed has provided correctional healthcare services since 1984, beginning in the state of Maryland, and currently services 20 detention centers and facilities at the county level throughout the United States. Conmed’s services have expanded to include mental health, pharmacy and out-of-facility healthcare expenses.

Item 8.01  Other Events

On June 8, 2007, Conmed also announced the signing of a service contract with Jackson County, Oregon, near Medford. This a full risk contract to provide medical staffing, pharmacy services, hospitalization, dentistry, and other specialty care plus related services to the County’s adult detention center, the juvenile service center and community justice transition center (work release). The contract is retroactive from May 15, 2007 to June 30, 2010 with an annual fee of approximately $0.9 million and, Conmed currently estimates, $2.9 million for the full term of the contract.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press release dated June 8, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase revenue and continue to obtain contract renewals and extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTH MANAGEMENT SYSTEMS, INC.

Date: June 8, 2007	By: /s/ Richard Turner
Richard Turner, President and Chief Executive Officer